DHI Group, Inc.
2022 OMNIBUS EQUITY AWARD PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
AGREEMENT (the “Agreement”) is made by and between DHI Group, Inc., a Delaware corporation (the “Company”), and you (the “Participant”), and is dated as of the date separately communicated to the Participant by the Company (either electronically through the Merrill Lynch Benefits Online system or by such other method as specified by the Committee) (the “Date of Grant”).

R E C I T A L S:

WHEREAS, the Company has adopted the DHI Group, Inc. 2022 Omnibus Equity Award Plan, as may be amended and restated from time to time, (the “Plan”), pursuant to which performance-compensation awards of the Company’s Common Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of restricted stock units with respect to the Company’s Common Stock, which may be earned based on achievement of the Performance Criteria during the Performance Period, each as approved by the Committee (the “PSUs”).

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of PSUs.

The Company hereby grants on the Date of Grant to the Participant that number of PSUs separately communicated to the Participant by the Company (either electronically through the Merrill Lynch Benefits Online system or by such other method as specified by the Committee) (the “Award”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Award shall be credited to a separate book-entry account maintained for the Participant on the books of the Company. The Award shall vest and be settled in accordance with Section 3 hereof.

2.Award Subject to Plan.

(a)By entering into this Agreement, the Participant acknowledges that the Participant has received and read a copy of the Plan, and agrees to be bound by all the terms and provisions of the Plan.

(b)The Plan is hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and their legal representative in respect of any questions arising under the Plan or this Agreement. In the event of a conflict between any term or provision contained herein and any terms or provisions of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.
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3.Terms and Conditions.

(a)Vesting. The Award shall be one hundred percent (100%) unearned and unvested as of the Date of Grant. Except as otherwise provided in the Plan and this Agreement, the Award shall be earned for that number of PSUs (if any) as determined in accordance the PSU criteria approved by the Committee (the “Earned PSUs”). Earned PSUs will vest at a rate of ______________ (each, a “Vesting Date”), provided that the Participant remains in continuous employment or service with the Company or any of its subsidiaries on each such Vesting Date.

(b)Termination of Employment. Except as provided in this Section 3 or any employment or similar agreement with the Participant, in the event that the Participant’s continuous service is terminated by the Company or by the Participant for any reason (including for death or Disability), the Participant shall forfeit the unvested Award as of the Participant’s termination date.

(c)Settlement. Within 30 days following each Vesting Date, the Company shall settle the applicable portion of the Award and shall therefore, subject to any required tax withholding and the execution of any required documentation, (i) issue and deliver to the Participant one share of Common Stock for each earned and vested PSU as determined hereunder (the “PSU Shares”) (and, upon such settlement, the PSUs shall cease to be credited to the account) and (ii) enter the Participant’s name as a shareholder of record with respect to the PSU Shares on the books of the Company. Alternatively, the Committee may, in its sole discretion, elect to pay cash or part cash and part PSU Shares in lieu of settling the vested PSUs solely in PSU Shares. If a cash payment is made in lieu of delivering PSU Shares, the amount of such payment shall be equal to the Fair Market Value of the PSU Shares (determined as of the Vesting Date) less an amount equal to any federal, state, and local income and employment taxes required to be withheld.

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(d)Rights as a Stockholder; Dividends. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the PSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Common Stock underlying the PSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. Simultaneously with the settlement and delivery of PSU Shares as contemplated by Section 3(c), the Participant shall be entitled to receive an additional amount (the “Dividend Equivalent Amount”) equal to the product of (i) the cash amount of each per share dividend that was paid by the Company on shares of its Common Stock (“Shares”) on any date that the Participant’s PSUs remained outstanding hereunder (or, in the case of a dividend payable in Shares or other property, the per Share equivalent cash value of such dividend as determined in good faith by the Committee) and (ii) the number of PSU Shares so delivered (or, if the PSUs are not settled exclusively in Shares, the number of PSU Shares that would have been delivered had they been settled exclusively in Shares). The Dividend Equivalent Amount shall be payable in cash or, at the discretion of the Committee, in Shares with an equivalent Fair Market Value on the date of payment. The Company shall establish a bookkeeping methodology to account for the Dividend Equivalent Amount. The Dividend Equivalent Amount shall not bear interest.

(e)Tax Withholding. Upon the settlement of the PSUs, the Participant shall be required to pay to the Company in cash (by check or wire transfer) such amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the PSUs, and the Company shall have the right and is hereby authorized to withhold any cash, shares of Common Stock, other securities or other property deliverable under the Award, the amount (in cash, PSUs, other securities or other property) of any required withholding taxes in respect of the PSUs, and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes, if applicable; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 15(d) of the Plan. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such withholding taxes from any payment of any kind otherwise due to Participant.

(f)Compliance with Legal Requirements. The granting of the Award, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of the PSU Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of PSU Shares in compliance with applicable laws, rules and regulations.

(g)Transferability. The PSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan.

(h)Clawback/Forfeiture. The Committee may in its sole discretion cancel this Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. If the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit

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any compensation, gain or other value realized thereafter on the vesting of the Award, or the sale of the Award, and must promptly repay such amounts to the Company.

4.Miscellaneous.

(a)Employment Agreement. This Agreement is subject to any provisions concerning PSUs of any employment agreement in effect from time to time between the Participant and the Company or an Affiliate that has been approved by the Board or a committee thereof, which provisions are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and any terms or provisions of such employment agreement concerning PSUs, the applicable terms and provisions of such employment agreement will govern and prevail.

(b)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

DHI Group, Inc.
6465 South Greenwood Plaza, Suite 400
Centennial, CO 80111
Attention: Corporate Secretary

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(f)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

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(g)Entire Agreement. Except as otherwise provided in Section 4(a) hereof, this Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(h)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

(i)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)Signature in Counterparts. This Agreement may be signed (including electronically as specified by the Committee), in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page to follow]
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the
Date of Grant.

DHI Group, Inc.

By: ____________
Name:
Title:

Accepted and Agreed by the Participant:

[Name of Participant]

or via electronic acceptance on the Merrill Lynch Benefits Online system or such other method as specified by the Committee

[Signature Page to Performance-Based Restricted Stock Unit Award Agreement]
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